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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) - November 4, 2004


                                    TXU CORP.
             (Exact name of registrant as specified in its charter)


            TEXAS                     1-12833                   75-2669310

(State or other jurisdiction        (Commission File         (I.R.S. Employer
      of incorporation)               Number)              Identification No.)



                        TXU ENERGY COMPANY LLC
        (Exact name of registrant as specified in its charter)

          DELAWARE                   33-108876                   75-2967817

(State or other jurisdiction      (Commission File            (I.R.S. Employer
     of incorporation)                Number)               Identification No.)

       Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
     (Address of principal executive offices, including zip code)


       Registrants' telephone number, including Area Code - (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

TXU Corp. Credit Agreement

On November 4, 2004, TXU Corp. ("Corp") entered into a $2.3 billion, 364-day, Credit Agreement with Citicorp North America, Inc., as administrative agent and lender ("CNAI"), and Merrill Lynch Capital Corp. and Wachovia Bank, National Association, as lenders (the "Corp Credit Agreement"). All of the borrowings under the Corp Credit Agreement may be used by Corp to repurchase its common stock and up to $1 billion of the borrowings may be used for working capital and other general corporate purposes. Corp may make up to five drawings under the facility at any time on or prior to December 4, 2004.

Rates for borrowing under the Corp Credit Agreement are dependent on Corp's credit rating at the time of each borrowing and based, at Corp's election, upon whether the borrowing is a Eurodollar loan or Alternate Base Rate loan. Eurodollar loans would bear interest at LIBOR plus 1.075% to 2.00%. Alternate Base Rate loans would bear interest in an amount equal to the sum of (x) the greater of the federal funds rate plus 1/2 of 1% or the prime rate, plus (y) 0.075% to 1.00%. Based on Corp's current credit rating, Eurodollar loans will bear interest at LIBOR plus 1.30%, and Alternate Base Rate loans will bear interest in an amount equal to the sum of (x) the greater of the federal funds rate plus 1/2 of 1% or the prime rate plus (y) 0.30%.

Under the terms of the Corp Credit Agreement, Corp has agreed to pay the lenders a facility fee on a quarterly basis. The rate of the facility fee is dependent on Corp's credit rating. The facility fee ranges from a rate per annum equal to 0.175% to 0.250% of total commitments under the Corp Credit Agreement. Based on Corp's current credit rating, the facility fee percentage would be 0.20%.

The Corp Credit Agreement will expire on November 3, 2005, at which time all outstanding amounts under the Corp. Credit Agreement will be due and payable. The Corp Credit Agreement contains usual and customary covenants for credit facilities of this type, including covenants limiting liens, mergers and substantial asset sales or acquisitions. The Corp Credit Agreement provides that Corp shall have maintained an EBITDA (earnings before interest, taxes, depreciation and amortization (as defined in the Corp Credit Agreement)) to interest expenses ratio as of the end of each fiscal quarter for the prior twelve months of no less than 2.00 to 1.00 and a consolidated senior debt (as defined in the Corp Credit Agreement) to EBITDA as of the end of each fiscal quarter for the prior twelve months of to no more than 6.25 to 1.00. In certain circumstances, the Corp Credit Agreement provides for mandatory prepayments. In particular, Corp will be required to repay its obligations upon the receipt of proceeds by Corp or its subsidiaries from certain issuance of securities and from certain assets sales.

In the event of a default by Corp under the Corp Credit Agreement, including cross-defaults relating to certain other indebtedness of Corp, TXU Energy Company LLC ("Energy") and TXU Electric Delivery Company, the lenders may terminate the commitments made under the Corp Credit Agreement, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the Corp Credit Agreement, including all rights of set-off and all other rights available at law.

With respect to the other parties to the Corp Credit Facility, Corp has or may have had customary banking relationship based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services. None of these services are material to Corp individually or in the aggregate with respect to any individual party.

The foregoing summary of the Corp Credit Agreement is not complete and is qualified in its entirety by reference to the Corp Credit Agreement, which is incorporated by reference as Exhibit 10.1 hereto.


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TXU Energy Company LLC Credit Agreement

On November 4, 2004, Energy entered into a $500 million, five-year Credit Agreement with Wachovia Bank, National Association (the "Energy Credit Agreement"). The Energy Credit Agreement provides for bridge loans, revolving loans and letters of credit. Under the terms of the Energy Credit Agreement, bridge loans may be made in aggregate amounts of up to $500 million and will mature no later than October 31, 2005. Letters of credit may be issued in aggregate amounts up to $500 million; provided that in some instances prepayment of bridge loans may be required in order to issue such letters of credit. After all bridge loans (if any) have been repaid, revolving loans may be made in an aggregate amount of up to $250 million. The total aggregate extensions of credit under the Energy Credit Agreement may not exceed $500 million. All of the extensions of credit under the Energy Credit Agreement may be used by Energy for general corporate purposes. In addition, bridge loans may be used by Energy to loan or distribute to Corp for the repurchase of its common stock.

Rates for borrowing under the Energy Credit Agreement are based, at Energy's election, upon whether the borrowing is a Eurodollar loan or an Alternate Base Rate loan. Eurodollar loans will bear interest at LIBOR plus 1.25%. Alternate Base Rate loans will bear interest at the greater of the federal funds rate plus 1/2 of 1% or the prime rate.

Under the terms of the Energy Credit Agreement, Energy has agreed to pay the lenders an unused commitment fee and a letter of credit fee on a quarterly basis. The unused commitment fee is equal to a rate per annum of 1.25%, and the letter of credit fee is equal to a rate per annum of 1.25%. In addition, the Energy Credit Agreement provides for an early termination fee. The termination fee is due if the total commitment under the Energy Credit Agreement (other than the commitments for bridge loans) is reduced prior to December 15, 2009. The amount of the termination fee is an amount equal to the present value of all letter of credit fees that would have been payable on the commitment reduction amount as if the letters of credit were issued and outstanding in such amount through December 15, 2009 discounted from each scheduled payment date to the date of reduction at the treasury rate plus 50 basis points.

Except for bridge loans, which are due and payable on November 3, 2005, the Energy Credit Agreement provides that all outstanding amounts under the Energy Credit Agreement will be due and payable on December 15, 2009. The Energy Credit Agreement contains usual and customary covenants for credit facilities of this type, including covenants limiting liens, mergers and substantial asset sales or acquisitions and the incurrence of additional indebtedness.

In the event of a default by Energy under the Energy Credit Agreement, including cross-defaults relating to certain other indebtedness of Energy, the lenders may terminate the commitments made under the Energy Credit Agreement, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, require Energy to post cash collateral to support all then outstanding letters of credit, and enforce any and all rights and interests created and existing under the Energy Credit Agreement, including all rights of set-off and all other rights available at law.

With respect to Wachovia Bank, Energy has or may have had customary banking relationship based on the provision of a variety of financial services, including investment banking services, underwriting, lending, commercial banking and other advisory services. None of these services are material to Energy individually or in the aggregate.

The foregoing summary of the Energy Credit Agreement is not complete and is qualified in its entirety by reference to the Energy Credit Agreement, which is incorporated by reference as Exhibit 10.2 hereto.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information described in Item 1.01 above is hereby incorporated by reference.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.   Description
-----------   -----------
10.1          $2,300,000,000 Credit Agreement by and among TXU Corp., Citicorp
              North America, Inc., as administrative agent for the lenders party thereto, Merrill Lynch Capital Corp. and Wachovia Bank, National
              Association*
10.2          $500,000,000 Credit Agreement by and between TXU Energy
              Company LLC and Wachovia Bank, National Association, as administrative agent and fronting bank for the lenders thereunder*

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*Incorporated by reference to Corp's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.








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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TXU CORP.



                                      By:      /s/  Stanley J. Szlauderbach
                                              ------------------------------
                                      Name:   Stanley J. Szlauderbach
                                      Title:  Assistant Controller and
                                              Interim Controller



                                      TXU ENERGY COMPANY LLC



                                      By:     /s/  Stanley J. Szlauderbach
                                              -----------------------------
                                      Name:    Stanley J. Szlauderbach
                                      Title:   Assistant Controller
                                               and Interim Controller



Dated:  November 10, 2004



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